UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2017

STAR CENTURY PANDAHO CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-53780	27-0491634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1980 Festival Plaza Drive Suite 530 Las Vegas, NV	89135
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (702) 628-8899

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 Changes in Control of Registrant.

On May 28, 2017, Star Century Entertainment Corporation and ILC Holdings, LLC entered into a Share Purchase Agreement pursuant to which Star Century Entertainment Corporation sold an aggregate of 25,000 shares of Series B preferred shares of the Registrant’s preferred stock to ILC Holdings, LLC at a purchase price of $50,000. Each share of Series B Preferred Stock has the voting power of 5,000 common shares. The 25,000 shares of Series B Preferred Stock has voting power of 125,000,000 common shares and the shares represent approximately 65% of the voting control of Star Century Pandaho Corporation which is significant influence over all matters requiring approval by our shareholders, but not requiring the approval of the minority shareholders.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On May 29, 2017, the Registrant accepted the resignations of Fen Xing as the Registrant’s Chief Executive Officer, Secretary, Treasurer and member of the Board of Directors, Jian Zhang as the Chief Operating Officer and member of the Board of Directors and Yan Zhang as the Director of Public Relations and member of the Board of Directors. These resignations did not arise from any disagreement on any matter relating to the Registrant’s operations, policies or practices, nor regarding the general direction of the Registrant. Effective as of the same date the Registrant elected and appointed Cihan Huang as Chief Executive Officer, President and a member of the Board of Directors, Chang Wang as Chief Operating Officer, Secretary, Treasurer and a member of the Board of Directors and Michael Chi Chung Leung as a member of the Board of Directors of the Registrant.

The following biographical information is provided:

Cihan Huang, Chief Executive Officer, President and member of the Board of Directors

Mr. Huang is a full time Angel investor and a professional business speaker in China. He has spoken to more than 2 million people across the country, on different subjects, investing, Leadership, business model, marketing and selling etc. Mr. Huang has a strong interest in the language and culture of both Chinese and Western world, with superb English speaking skills and used to be the honorable president of Liyang Crazy English Education Group, which is the most famous training company in China. Mr. Huang has been long engaged in economics research and served as Vice Dean in Chinese Economy Institute, 2016-2017. Mr. Huang has served as Chairman of the Board of Directors of Guangzhou CIHAN Business Consulting Company Limited since 2008. He is Co-Founder of Shenzhen KAICI Fund Management Company Limited and served as a member of the Board of Directors from 2016 to present. From June 2015 to August 2015, he served as an executive director and Chief Executive Officer of Shenzhen CIHAN Internet Technology Company limited and from December 2015 to present he has served as Chairman of the Board of directors and chief executive officer. Since November 2015, Mr. Huang has served as General Manager and chairman of the Board of Directors of Shenzhen KAICI Financial Holding Group Co., Ltd. Since 2015, Mr. Huang has served as President and member of the Board of Directors of HONGKONG International Board Financial Investment Group Limited. From 2015 to 2016, he served as member of the Board of Directors of Shenzhen KAIMO VC Investment Corporation Limited and from 2016 to present he has served as General Manager and chairman of the Board of Directors.

2

Chang Wang, Chief Operating Officer, Secretary, Treasurer and member of the Board of Directors

Ms. Wang has had almost 10 years of experience in corporate compliance and operation, as well as a professional background in investment and finance. She has passed both the National Judicial Examination, and the Securities Investment Analyst Examination. In 2014, she received her attorney’s license. The last two years, she run two funds of 180 million range and invested in non-listed companies’ equities. From 2008 to 2009, Ms. Wang served as a legal assistant with Guangdong Dawei Law Firm. From 2009 to 2011, she served as Secretary, member of the Board of Directors and Manager of Legal Affairs Department of Guangdong Hua Nan Shun Tong Bulk Commodities Co., Ltd. From 2011 to 2013, Ms. Wang was a Trainee Solicitor of Guangdong Ever Win Law Office Dongguan f/k/a Guangdong Saanen Law Firm. From 2013 to 2014, she served as Head of the Branch of Black Sea Capital Co., Ltd., Dongguan. From 2015 to 2016, Ms. Wang was Chief Investment Officer of Dongguan Securities Corporation Ltd and from 2017 to present she is a self-employed Angel Investor.

Michael Chi Chung Leung, member of Board of Directors

Mr. Leung is a business guru with tremendous international business experiences and markets development. He is well-versed in connecting, promoting and thrive at multi-cultural markets. He is a life-member of the Stanford Business School. He is equipped with an MBA degree and obtained executive education in different focuses across Continents. In 2012, upon the 15th Anniversary that Hong Kong returned her sovereignty to P.R. China, Mr. Leung is decorated with a special recognition: Bauhinia Award1997-2012. It is awarded to only Fifty-five leading Hong Kong figures for their profound contributions in socio and economics development overall between HK and the mainland China. The prestigious award put him as an effective "modem" to bridge the best between EAST & WEST. He shares his enthusiasm for executive management, business development and continuing education which exemplify stellar professionalism of himself in different market regions. He is globally business savvy and has achieved substantial business track records in U.S., Europe and Asia markets. From a senior executive with regional responsibility at Fortune 100's corporation, He has turned himself to become a successful entrepreneur and investor; fostering international business cooperations with in-depth exposure at cross-cultural environment. Mr. Leung is also a widely acclaimed Guest & Keynote Speaker at universities & Commentator at global business forum. He is a certified business consultant and corporate trainer which earned him substantial recognition in the industry. From 2001 to 2004, he served as Senior Director and eMarketing of Oracle Corporation, Asia Pacific. He is Co-Founder of Inspur Worldwide Services, China and served as Vice Chairman and Chief Executive Officer from 2005 to 2009. He is Co-Founder of Tresor House Group Ltd. and served as Chief Executive Officer from 2010 to 2016. Mr. Leung has been Executive Vice-Chairman of Hong Kong International Board Financial Investment Group Company Ltd. from 2017.

3

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Document	Location
17.1	Fen Xing resignation letter dated May 29, 2017.	Filed herewith
17.2	Jian Zhang resignation letter dated May 29, 2017.	Filed herewith
17.3	Yan Zhang resignation letter dated May 29, 2017.	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR CENTURY PANDAHO CORPORATION (Registrant)
Date: June 2, 2017	By: /s/ Cihan Huang Cihan Huang Chief Executive Officer

4